EXHIBIT 23.1

ACCOUNTANTS’ CONSENT

Criticare Systems, Inc.
Waukesha, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-33497, 33-40038, 33-60214, 33-60644, 333-30138, 333-88698, 333-112565 and 333-131743) and Form S-3 (File No. 333-88696) of our reports dated September 24, 2007 relating to the consolidated financial statements and schedule of Criticare Systems, Inc. which appear in this Form 10-K for the year ended June 30, 2007.

/s/  BDO Seidman, LLP
Milwaukee, Wisconsin
September 25, 2007